Exhibit 99.1

Exchange Offer and Related Transfer of Assets and Liabilities to TCW Specialty Lending LLC

On January 14, 2026, as amended on February 20, 2026 and March 8, 2026, TCW Direct Lending Fund VIII LLC (the “Company”) filed a tender offer statement on Schedule TO and a related offer to exchange, subscription agreement and letter of transmittal with the Securities and Exchange Commission (the “SEC”) relating to an offer to exchange (the “Exchange Offer”) outstanding Company limited liability units (“Units”) for an equivalent number of limited liability company units of TCW Specialty Lending LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Perpetual Fund”). The Perpetual Fund operates as a closed-end, non-diversified management investment company regulated as a business development corporation (a “BDC”) under the 1940 Act. The Exchange Offer was completed on April 1, 2026.

We conducted the Exchange Offer in order to provide Company unitholders (“Unitholders”) with the option to either (i) continue to hold Units for the duration of our remaining term with no material change to the existing economics of the Unitholder’s investment or (ii) exchange all, or a portion, of their Units for an equivalent number of Perpetual Fund units. The Perpetual Fund is a perpetual-life BDC, allowing unitholders to remain invested in a direct lending vehicle over an indefinite investment horizon. The Exchange Offer provided Unitholders with the optionality that was negotiated for and that was disclosed at the time of their investment in the Company. The Exchange Offer resulted in the transfer to Perpetual Fund of the assets, liabilities and related interests attributable to the exchanged Units, with the remaining assets and liabilities continuing to be held by the Company.

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information (the “pro forma financial information”) presents the consolidated financial statements of TCW Direct Lending VIII LLC after giving effect to the consummation of the Exchange Offer and the related transfer of a portion of the Company’s assets and liabilities to Perpetual Fund as if the Exchange Offer and transfer of assets had occurred on January 1, 2025.

The pro forma financial information should be read in conjunction with the accompanying notes to the pro forma financial information. In addition, the pro forma financial information is based on, and should be read in conjunction with, the audited consolidated financial statements of the Company and the accompanying notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026.

The pro forma financial information, which was prepared in accordance with Article 11 of Regulation S-X, has been presented for informational purposes only and is not necessarily indicative of what the Company’s financial position or results of operations would have been had the Exchange Offer been completed as of the date indicated above. In addition, the pro forma financial information does not purport to project the future financial position or results of operations of the Company.

Pro forma adjustments to historical financial information are subject to assumptions described in the accompanying notes. Management believes that these assumptions and adjustments are reasonable and appropriate under the circumstances and are factually supported based on information currently available.

TCW DIRECT LENDING VIII LLC

Unaudited Pro Forma Statement of Assets and Liabilities

(Dollar amounts in thousands, except unit data)

As of December 31, 2025

	As of		As of
	December 31,		December 31,
	2025 Historical	Pro Forma Adjustments(a)	2025 Pro Forma
Assets
Investments, at fair value
Non-controlled/non-affiliated investments	$1,209,788	$(362,936)	$846,852
Cash and cash equivalents	52,311	(15,693)	36,618
Interest income receivable	4,870	(1,461)	3,409
Receivable for investment sold	155	(47)	109
Due from adviser	106	(32)	74
Deferred financing costs	595	(179)	417
Prepaid and other assets	75	(23)	53

Total Assets	$1,267,900	$(380,370)	$887,530

Liabilities
Term loan	$324,437	$(97,331)	$227,106
Revolving credit facilities payable	76,700	(23,010)	53,690
Incentive fee payable	37,358	(11,207)	26,151
Interest and credit facility expense payable	4,289	(1,287)	3,002
Management fees payable	3,859	(1,158)	2,701
Unrealized depreciation on unfunded commitments	1,006	(302)	704
Other accrued expenses and other liabilities	1,151	(345)	806

Total Liabilities	448,800	(134,640)	314,160

Commitments and Contingencies
Members’ Capital
Common Unitholders’ commitment	1,274,566	(382,370)	1,274,566
Common Unitholders’ undrawn commitment	(384,504)	115,351	(623,504)
Common Unitholders’ return of capital	(9,729)	2,919	(5,941)
Common Unitholders’ offering costs	(347)	104	(347)

Common Unitholders’ capital	879,986	(263,996)	644,774
Accumulated overdistributed earnings	(60,886)	18,266	(33,545)

Total Members’ Capital	819,100	(245,730)	611,229

Total Liabilities and Members’ Capital	$1,267,900	$(380,370)	$1,042,765

Net Asset Value Per Unit (accrual base)	$94.43		$94.43

TCW DIRECT LENDING VIII LLC

Pro Forma Statement of Operations

(Dollar amounts in thousands, except unit data)

December 31, 2025

	For the year ended December 31,		For the year ended December 31,
	2025 Historical	Pro Forma Adjustments(a)	2025 Pro Forma
Investment Income
Non-controlled/non-affiliated investments:
Interest income	$156,295	$(109,407)	$46,889
Interest income paid-in-kind	13,024	(9,117)	3,907
Other fee income	321	(225)	96

Total investment income	169,640	(118,748)	50,892
Expenses
Interest and credit facilities expenses	36,281	(25,397)	10,884
Incentive fees (Note 4)	15,683	(10,978)	4,705
Management fees (Note 4)	15,106	(10,574)	4,532
Administrative fees	1,079	(755)	324
Professional fees	728	(510)	218
Directors’ fees	251	(176)	75
Organizational costs	—	—	—
Interest expense on repurchase transactions	—	—	—
Other expenses	489	(342)	147

Total expenses before expenses reimbursed	69,617	(48,732)	20,885
Expenses reimbursed by Adviser	(106)	74	(32)

Total expenses	69,511	(48,658)	20,853

Net investment income	100,129	(70,090)	30,039

Net realized and unrealized gain (loss) on investments
Net realized gain:
Non-controlled/non-affiliated investments	449	(314)	135
Net change in unrealized appreciation/(depreciation):
Non-controlled/non-affiliated investments	(11,707)	8,195	(3,512)

Net realized and unrealized (loss) gain on investments	(11,258)	7,881	(3,377)

Net increase in Members’ Capital from operations	$88,871	$(62,210)	$26,661

Basic and diluted:
Income per unit	$6.97		$6.97
Units outstanding	12,745,660	(8,921,962)	3,823,698

TCW DIRECT LENDING VIII LLC

Notes to Unaudited Pro Forma Financial

Information (Dollar amounts in thousands,

except unit data) December 31, 2025

1. Basis of Pro Forma Presentation

The accompanying unaudited pro forma financial information for the Company was prepared in accordance with Article 11 of Regulation S-X and are based on the consolidated financial statements of the Company. The consolidated financial information has been adjusted in the accompanying pro forma financial information to give effect to pro forma events that are (i) directly attributable to the Exchange Offer, (ii) factually supportable, and (iii) with respect to the pro forma statements of income, expected to have a continuing impact on the consolidated results of the Company.

The pro forma financial information includes unaudited pro forma financial information that gives effect to the Exchange Offer as if it had been consummated on January 1, 2025, which has been voluntarily furnished in this filing. The Company’s financial statements will reflect the consummation of the Exchange Offer and the related transfer of assets and liabilities beginning on April 1, 2026.

This presentation represents management’s best estimate of the Company’s unaudited pro forma financial information. Actual results could differ from these estimates.

2. Adjustments to the Pro Forma Balance Sheet and Income Statement

(a) Reflects the transfer to Perpetual Fund of approximately 70% of the Company’s assets, liabilities and related results of operations, corresponding to the exchanged Units.